UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2013

SOY ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-53112	20-4026473
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	4172 19th Street SW, Mason City Iowa	50401
	(Address of principal executive offices)	(Zip Code)

(641) 421-7590
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Asset Purchase Agreement

Soy Energy, LLC ("Soy Energy") entered into an Asset Purchase Agreement dated May 1, 2013 (the "Asset Purchase Agreement") with REG Mason City, LLC ("REG Mason City") and Renewable Energy Group, Inc. ("REG"). Pursuant to the Asset Purchase Agreement, Soy Energy has agreed to sell substantially all of its assets, including its biodiesel production facility located in Mason City, Iowa, to REG Mason City. REG Mason City agreed to purchase the assets of Soy Energy in exchange for $11,000,000 in cash and a promissory note in the initial principal amount of $5,600,000 issued by REG Mason City. The purchase price is subject to reductions based on delays in closing the asset sale, the amount of certain expenses advanced by REG on Soy Energy's behalf and Soy Energy's agreement to indemnify REG based on the representations, warranties and agreements Soy Energy made in the Asset Purchase Agreement.

Closing of the asset sale is contingent on approval of the asset sale by members owning a majority of all of Soy Energy's membership units. Soy Energy is in the process of preparing a proxy statement (the "Proxy Statement") which will be filed with the Securities and Exchange Commission in order to call a special meeting of the members to vote on the asset sale transaction. Soy Energy aims to have the meeting as soon as possible after the Proxy Statement is finalized in order to close the asset sale as quickly as possible in order to avoid any reductions in the purchase price.

Before making any decisions, Soy Energy members are urged to carefully read in its entirety the Proxy Statement and any other relevant documents (when these documents become available), as such documents will contain important information about Soy Energy, REG Mason City, REG and the asset sale transaction. The definitive Proxy Statement, once available, will be sent to Soy Energy's members seeking their approval of the asset sale transaction. Soy Energy members may obtain free copies of the Proxy Statement and related documents (when they become available) and other documents filed with, or furnished to, the SEC by Soy Energy at the SEC’s website at http://www.sec.gov.

Information regarding the identity of persons who may, under the SEC’s rules, be deemed to be participants in the solicitation of members of Soy Energy in connection with the proposed asset sale, and their interests in the solicitation, will be set forth in the Proxy Statement that will be filed with the SEC.

This Report on Form 8-K is being furnished pursuant to Item 1.01, Entry into a Material Definitive Agreement. The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which Soy Energy intends to file as an exhibit to its annual report on Form 10-K for the fiscal year ended October 31, 2012. The Asset Purchase Agreement will be filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about Soy Energy, REG Mason City or REG. In particular, the assertions embodied in the representations and warranties contained in the Asset Purchase Agreement are qualified by information in each of the disclosure schedules attached to the Asset Purchase Agreement. These disclosure statements contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Moreover, certain representations and warranties in the Asset Purchase Agreement were used for the purpose of allocating risk between Soy Energy, REG Mason City and REG, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Asset Purchase Agreement as characterizations of the actual state of facts about Soy Energy, REG Mason City or REG.

Item 8.01 Other Events

On May 7, 2013, Soy Energy published a press release related to our adoption and execution of an Asset Purchase Agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Report on Form 8-K is being furnished pursuant to Item 8.01 Other Events. The information furnished is not deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated May 7, 2013, related to Asset Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOY ENERGY, LLC

Date: May 7, 2013	/s/ Jeff Oestmann
Jeff Oestmann
Chief Executive Officer